EXHIBIT 10.13

FORM OF INDEMNIFICATION
AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [•] between NMI Holdings, Inc., a Delaware corporation (the “Company”), and [director name] (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of companies in today's environment;

WHEREAS, the Company's Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) provide that the Company will indemnify its directors and officers and that the Company may advance expenses in connection therewith and Indemnitee may also be entitled to indemnification pursuant to Delaware General Corporation Law (the “DGCL”), and Indemnitee's willingness to serve as a director and/or officer of the Company is based in part on Indemnitee's reliance on such provisions;

WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and Indemnitee's reliance on the aforesaid provisions of the Certificate of Incorporation and Bylaws and the DGCL, and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company's Board of Directors (the “Board”) or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies; and

WHEREAS, this Agreement is a supplement to and furtherance of the Certificate of Incorporation, the Bylaws and any resolutions adopted pursuant thereto and any liability insurance, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. As used in this Agreement

(a) “Beneficially Ownership” shall have the meaning assigned to such term under Rule 13d-3 of the Exchange Act. “Beneficially Own”, “Beneficial Owner” and other variants thereof shall have correlative meanings.

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(b) A “Change in Control” shall mean any of the following events:

(i) an acquisition of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has Beneficial Ownership of 50% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired by any Person in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non- Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(ii) the individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that, if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-12(c) promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) approval by stockholders of the Company of:

(A) a merger, consolidation or reorganization involving the Company, unless (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 70% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation and (3) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of 15% or more of the then outstanding Voting Securities) has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in clauses (1) through (3) above shall herein be referred to as a “Non-Control Transaction”);

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(B) a complete liquidation or dissolution of the Company; or

(C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that, if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increase the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

(c) “Company” shall mean NMI Holdings, Inc. and its successors, and shall include, in the case of any merger or consolidation, in addition to the resulting corporation and surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in such consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, trustees, fiduciaries or agents, so that, if Indemnitee is or was a director, officer, employee, trustee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employees, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust employee benefit program or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f) “Expenses” shall mean all retainers, court costs, transcript costs, fees of experts, witness fees, private investigators, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees, reasonable attorneys' fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a action suit or proceeding or in connection with seeking indemnification under this Agreement. Expenses also shall include Expenses incurred in connection with any appeal resulting from any action, suit or proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

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(g) “Losses” shall mean all losses, liabilities, judgments, damages, amounts paid in settlement, fines, penalties, interest, assessments, other charges or, with respect to an employee benefit plan, excise taxes or penalties assessed with respect thereto.

(h) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, trustee, fiduciary or agent of the Company which imposes or causes duties or obligations to be imposed on, is deemed to impose duties or obligations on, or involves services by, such director, officer, employee, trustee, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to under applicable law.

(i) “Person” shall mean an individual, entity, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization, and a governmental entity or any department agency or political subdivision thereof.

(j) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of relevant corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

2. Indemnity of Indemnitee. The Company shall indemnify Indemnitee against all Expenses and Losses actually and reasonably incurred by him by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended (subject to Section 6(c) hereof). In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) General Indemnification. The Company shall indemnify Indemnitee to the extent he is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, arbitration, alternate dispute resolution mechanism, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, agent trustee or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against Expenses and Losses actually and reasonably incurred by him in connection with such action, suit, proceeding,

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arbitration or alternate dispute resolution mechanism if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Derivative Actions. The Company shall indemnify Indemnitee to the extent he was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent, trustee or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against Expenses and Losses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, provided that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses and Losses which the Court of Chancery or such other court shall deem proper.

(c) Indemnification in Certain Cases. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 2, or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such action, suit or proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section 2 and without limitation, the termination of any claim, issue or matter in such a action, suit or proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3. Procedure.

(a) Any indemnification under paragraphs (a) and (b) of Section 2 of this Agreement (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in such sections. Such determination shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of directors who were not parties to such

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action, suit or proceeding, (B) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum or (C) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by Independent Counsel in a written opinion to the Board. A copy of which shall be delivered to Indemnitee; and if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination,.

(b) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(a) of this Agreement, the Independent Counsel shall be selected as provided in this Section 3(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a request for indemnification pursuant to Section 11(a) of this Agreement, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 3(a) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of the Independent Counsel incurred in connection with the actions contemplated by Section 3(a) and Section 3(b) of this Agreement and to fully indemnify such counsel against any and all Expenses and Losses arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, a witness, or is made (or asked to) respond to discovery requests, in any proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

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5. Advancement of Expenses. The Company shall advance all Expenses incurred in defending a civil or criminal action, suit or proceeding that may be subject to indemnification hereunder within 20 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time along with documentation reasonably evidencing such Expenses, whether prior to or after final disposition of such proceeding. The Company shall be required to advance all such Expenses, whether or not a determination shall have been made in accordance with Sections 3(a) of this Agreement, that indemnification of Indemnitee is proper in the circumstances, and the Company's obligation to advance such Expenses in accordance with this Section 5 shall terminate only upon the final determination of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses. Any request for advancement of Expenses by Indemnitee shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay any amounts advanced pursuant to this Section 4 shall be unsecured and interest free.

6. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise, of the Company.

(b) It is the intention of the parities that no existing or future contractual arrangement between the Company and any other director or officer thereof with respect to indemnification for such individual in his capacity as a director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust or other enterprise to which he provided services at the request of the Company should be construed to give such person any rights to indemnification that are prior or superior to the rights granted to Indemnitee hereunder. To the extent that it is determined that any such agreement provides such prior or superior rights to another former or current director or officer with respect to indemnification for such individual in his capacity as a director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust or other enterprise to which he provided services at the request of the Company, Indemnitee shall enjoy by this Agreement such rights so afforded to such other officer or director.

(c) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his capacity as an officer, director, employee, trustee, fiduciary or other agent of the Company, or in his capacity as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, or any change to the Certificate of Incorporation or Bylaws permits greater indemnification than would be afforded under the DGCL, Certificate of Incorporation, Bylaws and this Agreement as of the Effective Date, it is the intent of the

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parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that a change in the DGCL, whether by statute or judicial decision, or any change to the Certificate of Incorporation or Bylaws restricts or diminishes the indemnification rights that would be afforded as of the Effective Date under the DGCL, the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that such change shall not adversely affect any right or protection hereunder in respect of any, events, circumstances, acts or omissions occurring or existing prior to the time of such change, including, without limitation, any right to indemnification and/or advancement of Expenses for any threatened, pending or completed action, suit or proceeding, as applicable, commenced after such change with regard to events, circumstances, acts or omissions occurring or existing prior to such change.

(d) No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(e) During the period that Indemnitee serves as an officer or a director of the Company or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to which he provides services at the request of the Company and for a period the longer of (i) six years and (i) the maximum period permitted by applicable law or regulation, following the termination of such services or following a Change in Control, the Company shall maintain for the benefit of Indemnitee a directors' and officers' liability insurance policy with a reputable and financially sound insurer that is at least as favorable to Indemnitee as the existing coverage provided by the Company; provided that the Company shall not be required to maintain such a policy to the extent it is prohibited by any changes in law or regulations applicable to the Company. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, trustees, fiduciaries and agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, trustee, fiduciary or agent under such policy or policies.

(f) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(g) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

7. Duration of Agreement. This Agreement shall be effective as of April 24, 2012 (the “Effective Date”) and will apply to acts or omission of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee, trustee, fiduciary or other

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agent of the Company, or was serving at the request of the Company as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, at the time such act or omission occurred. This Agreement shall continue from the Effective Date and terminate upon the later of (a) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company or (b) one year after the final termination of a proceeding, including any and all appeals, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement.

8. Defense of Claims. The Company will be entitled to participate in the defense of any claim that may be subject to indemnification hereunder or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that in the event that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall reasonably conclude that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company or (c) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular claim) at the Company's expense. The Company will not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending claim which Indemnitee is or could have been a party unless such settlement does not include an admission of fault of Indemnitee, any non-monetary remedy affecting or obligating Indemnitee or monetary loss for which Indemnitee is not indemnified hereunder but solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability on any matters that are the subject matter of such claim.

9. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither (i) the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 3 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and

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Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(a) of this Agreement.

(c) The termination of any action, suit or proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any applicable standard of conduct under applicable law (or did or did not hold any particular state of knowledge referred to under applicable law).

(d) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent, trustee, fiduciary or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Losses or Expense to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Certificate of Incorporation, Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder.

11. Remedies of Indemnitee.

(a) If (i) a determination is made pursuant to Section 3 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 3(a) of this Agreement within 30 days after receipt by the Company of the request for indemnification or (iv) payment of indemnification is not made pursuant to Section 2 or Section 4 of this Agreement within 10 days after receipt by the Company of a written request therefor, or, if a determination is required by law, within 10 days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication (or, in the case of clause (i), to

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seek an adjudication) by the Delaware Court (as hereinafter defined) of his entitlement to such indemnification or advancement of Expenses; provided that nothing contained in this Section 11 shall be deemed to limit Indemnitee's rights under Section 9(b) of this Agreement. Alternatively, Indemnitee, at his option, may seek an award in binding arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

(b) If a determination shall have been made pursuant to Section 3(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 3(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Company of a written request therefore) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement, under the Certificate of Incorporation or Bylaws as in effect, or may be amended, from time to time or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

12. Binding Agreement; Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Indemnitee and its assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require any successor of the Company (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business or assets of the Company) to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent the Company would be required to perform such obligations if no such succession had taken place.

13. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or

EXHIBIT 10.13

other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any action, suit, proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) to Indemnitee at the address set forth below Indemnitee signature hereto.

(b) To the Company at:

NMI Holdings, Inc. c/o FBR & Co.
1001 19th Street North
Arlington, Virginia 22209

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Losses and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action, suit or proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action, suit or proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees, trustees, fiduciaries and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

21. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of such a bond or undertaking.

22. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising

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out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

SIGNATURE PAGES FOLLOW

EXHIBIT 10.13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NMI HOLDINGS, INC.

By:
Name: Bradley M. Shuster
Title:

[Signature Page to Indemnification Agreement]

EXHIBIT 10.13

INDEMNITEE:

Name:
Address:

[Signature Page to Indemnification Agreement]